Exhibit 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 6)*

Alteva, Inc.

(Name of Issuer)

Common Stock, par value $.01 per share

(Title of Class of Securities)

883375107

(CUSIP Number)

Alexis P. Michas
Juniper Investment Company, LLC
555 Madison Avenue, 24th Floor
New York, New York 10022
(212) 339-8500

(Name, Address and Telephone Number of Person Authorized
 to Receive Notices and Communications)

May 1, 2015

(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because § 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g) check the following box ☐.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits.  See § 240.13d-7(b) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 883375107	Page 2 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Juniper Public Fund, L.P.
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 467,176
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 467,176
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 467,176
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.8%
14		TYPE OF REPORTING PERSON (See Instructions) PN

Page 2 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 3 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Juniper HF Investors II, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 467,176
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 467,176
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 467,176
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.8%
14		TYPE OF REPORTING PERSON (See Instructions) PN

Page 3 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 4 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Juniper Investment Company, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 467,176
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 467,176
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 467,176
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.8%
14		TYPE OF REPORTING PERSON (See Instructions) PN

Page 4 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 5 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Alexis P. Michas
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 467,176
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 467,176
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 467,176
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)*	☒
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.8%
14		TYPE OF REPORTING PERSON (See Instructions) IN

Page 5 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 6 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) John A. Bartholdson
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION United States
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 467,176
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 467,176
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 467,176
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 7.8%
14		TYPE OF REPORTING PERSON (See Instructions) IN

Page 6 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 7 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Princeton Hosted Solutions, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION New Jersey
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 0
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%
14		TYPE OF REPORTING PERSON (See Instructions) PN

Page 7 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 8 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Brooklands Heritage, LLC
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 0
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 0
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 0
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%
14		TYPE OF REPORTING PERSON (See Instructions) PN

Page 8 of 14 Pages

SCHEDULE 13D

CUSIP No. 883375107	Page 9 of 14 Pages

1		NAME OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY) Brad Bono
2	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (See Instructions) (a) ☐ (b) ☐
3		SEC USE ONLY
4		SOURCE OF FUNDS (See Instructions) OO
5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)	☐
6		CITIZENSHIP OR PLACE OF ORGANIZATION Delaware
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 6,837
	8	SHARED VOTING POWER 0
	9	SOLE DISPOSITIVE POWER 6,837
	10	SHARED DISPOSITIVE POWER 0
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 6,837
12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES (See Instructions)	☐
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0.1%
14		TYPE OF REPORTING PERSON (See Instructions) IN

Page 9 of 14 Pages

Item 1.	Security and Issuer.

Item 1 is hereby amended and restated in its entirety to read as follows:

This Amendment No. 6 to the statement on Schedule 13D (this “Amendment No. 6”) relates to the common stock, par value $.01 per share (the “Shares”), of Alteva, Inc., a New York corporation (the “Issuer”), and hereby amends and supplements the statement on Schedule 13D filed with the Securities and Exchange Commission on September 30, 2013 (the “Initial Schedule”), as amended by Amendment No. 1 filed on May 27, 2014, Amendment No. 2 filed on August 26, 2014, Amendment No. 3 filed on September 22, 2014, Amendment No. 4 filed on November 12, 2014 and Amendment No. 5 filed on December 30, 2014 (the “Amendments”, and together with the Initial Schedule, the “Schedule 13D”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Schedule 13D.  All items or responses not described herein remain as previously reported in the Schedule 13D.  The Issuer’s principal executive offices are located at 401 Market Street, Philadelphia, PA, 19106.

Item 3.	Source and Amount of Funds or Other Consideration.

Item 3 is hereby amended and restated in its entirety to read as follows:

The Shares held by Juniper Public Fund that are the subject of this Schedule 13D were purchased with funds obtained through capital contributions from investors in Juniper Public Fund.  Such Shares were purchased in open market purchases for an aggregate purchase price of approximately $3,410,000, excluding brokerage commissions.

The Shares held by Mr. Bono that are the subject of this Schedule 13D were purchased with personal funds.  Such Shares were purchased in open market purchases for an aggregate purchase price of approximately $51,000, excluding brokerage commissions.

Item 4.	Purpose of the Transaction.

Item 4 is hereby amended and supplemented by adding the following:

On May 1, 2015, Juniper Investment Company delivered a letter (the “May 1 Letter”) to the Board of Directors of the Issuer (including Mr. Brian J. Kelley, Chief Executive Officer of the Issuer) regarding its investment in the Issuer.

The foregoing description of the May 1 Letter is qualified in its entirety by reference to the full text of the May 1 Letter, a copy of which is filed as Exhibit G to this Amendment No. 6 and is incorporated by reference into this Item 4.

Item 5.	Interest in Securities of the Issuer.

Item 5 is hereby amended and restated as follows:

Item 5(a) is hereby amended and restated in its entirety to read as follows:

Page 10 of 14 Pages

The responses of the Reporting Persons to Rows (11) through (13) of the cover pages of this Amendment No. 6 are incorporated herein by reference.

(a)           The percentages used herein are calculated based upon 5,990,969 Shares outstanding as of March 9, 2015, as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014,.

As of the date of this Amendment No. 6, the Reporting Persons may be deemed to have beneficial ownership of the Shares as follows:

(i)           Juniper Public Fund beneficially owned 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.

(ii)          Juniper HF Investors, as the general partner of Juniper Public Fund, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Juniper HF Investors disclaims beneficial ownership of such Shares for all other purposes.

(iii)         Juniper Investment Company, as the investment advisor of Juniper Public Fund, may be deemed to own beneficially (as that term is defined in Rule 13-d under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Juniper Investment Company disclaims beneficial ownership of such Shares for all other purposes.

(iv)         Each of Messrs. Michas and Bartholdson, as the managing members of Juniper HF Investors and Juniper Investment Company, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Act) 467,176 Shares, constituting approximately 7.8% of the then outstanding Shares.  Messrs. Michas and Bartholdson disclaim beneficial ownership of such Shares for all other purposes.

(v)          Mr. Bono beneficially owned 6,837 Shares, constituting approximately 0.1% of the then outstanding Shares.

(vi)         Neither Princeton nor Brooklands beneficially own any Shares.

(vii)        As a result of the matters described in Item 4, the Reporting Persons may be deemed to constitute a “group”, within the meaning of Section 13(d)(3) of the Act.  Accordingly, each Reporting Person may be deemed to beneficially own any Shares that may be beneficially owned by any other Reporting Person, and, on that basis may be deemed to beneficially own, in the aggregate, 474,013 Shares, constituting approximately 7.9% of the then outstanding Shares.  Each of the Group Reporting Persons hereby disclaims beneficial ownership of any Shares that may be beneficially owned by Juniper Public Fund, Juniper HF Investors, Juniper Investment Company and Messrs. Michas and Bartholdson.  Each of Juniper Public Fund, Juniper HF Investors, Juniper Investment Company, Messrs. Michas and Bartholdson, Princeton and Brooklands hereby disclaims beneficial ownership of any Shares that may be beneficially owned by Mr. Bono.  Neither the filing of this Amendment No. 6 nor any of its contents shall be deemed to constitute an admission that Princeton or Brooklands is the beneficial owner of any Shares for purposes of Section 13(d) of the Act or for any other purpose or that Princeton or Brooklands has an obligation to file this Amendment No. 6.

Page 11 of 14 Pages

Item 5(b) is hereby amended and restated in its entirety to read as follows:

(b)           Juniper Public Fund has the sole power to vote or direct the vote of 467,176 Shares and the sole power to dispose or direct the disposition of such Shares.  Juniper HF Investors, Juniper Investment Company, and Messrs. Michas and Bartholdson may be deemed to share with Juniper Public Fund the power to vote or to direct the vote and to dispose or to direct the disposition of such Shares.  Mr. Bono has the sole power to vote or direct the vote of 6,837 Shares and the sole power to dispose or direct the disposition of such Shares. Neither Princeton nor Brooklands, as of the date hereof, has power to vote or to direct the vote or to dispose or direct the disposition of any Shares. The information set forth in Item 5(a)(vii) is incorporated by reference in its entirety into this Item 5(b).

Item 5(c) is hereby amended and supplemented by adding the following:

(c)           No transactions in the Shares were effected by the Reporting Persons during the sixty days prior to the date of this Amendment No. 6.

Item 5(d) is hereby amended and restated in its entirety to read as follows:

(d)           To the knowledge of the Reporting Persons, no person other than Juniper Public Fund, Juniper HF Investors, Juniper Investment Company, and Messrs. Michas, Bartholdson and Bono has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, any of the Shares.  Neither Princeton nor Brooklands has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the Shares.

Item 7.	Materials to be Filed as Exhibits.

Exhibit B:
Amended and Restated Joint Filing Agreement, dated August 26, 2014, among the Reporting Persons (incorporated by reference to the Issuer’s Schedule 13D filed with the Securities and Exchange Commission on August 26, 2014)

Exhibit G:	Letter, dated May 1, 2015, from Juniper Investment Company to the Board of Directors of the Issuer

Page 12 of 14 Pages

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:  May 4, 2015

JUNIPER PUBLIC FUND, L.P.

By:	JUNIPER HF INVESTORS II, LLC, its General Partner

By:	/s/ Alexis P. Michas
Name:	Alexis P. Michas
Title:	Managing Member

JUNIPER HF INVESTORS II, LLC

By:	/s/ Alexis P. Michas
Name:	Alexis P. Michas
Title:	Managing Member

JUNIPER INVESTMENT COMPANY, LLC

By:	/s/ Alexis P. Michas
Name:	Alexis P. Michas
Title:	Managing Member

By:	/s/ Alexis P. Michas
ALEXIS P. MICHAS

By:	/s/ John A. Bartholdson
JOHN A. BARTHOLDSON

[Alteva, Inc. 13D, Amendment No. 6]

PRINCETON HOSTED SOLUTIONS, LLC

By:	BROOKLANDS HERITAGE, LLC, its Managing Member

By:	/s/ Brad Bono
Name:	Brad Bono
Title:	Sole Member

BROOKLANDS HERITAGE, LLC

By:	/s/ Brad Bono
Name:	Brad Bono
Title:	Sole Member

By:	/s/ Brad Bono
BRAD BONO

[Alteva, Inc. 13D, Amendment No. 6]

Juniper Investment Company, LLC

555 Madison Avenue
New York, New York 10022
JUNIPER INVESTMENT COMPANY	212 339 8500

May 1, 2015

Members of the Board of Directors
Alteva, Inc.
Attention: Mr. Brian J. Kelley
Chief Executive Officer
401 Market Street
Philadelphia, PA 19106-2107

Dear Mr. Kelley and Members of the Board of Directors,

On August 26, 2014, Juniper and Princeton Hosted Solutions made an offer to acquire Alteva, Inc. (“Alteva” or the “Company”) for $8.00 per share, representing a 51% premium to Alteva’s unaffected stock price.  As Alteva failed to substantively engage with Juniper or retain a financial advisor to evaluate Juniper’s offer, Juniper chose to explore alternative options.  On December 30, 2014, Juniper delivered notice to Alteva indicating its intention to, among other things, nominate four directors for election to Alteva’s board.

Alteva’s refusal to engage continued until March 30, 2015 when Juniper was contacted by Oppenheimer & Co. Inc. (“Oppenheimer”), Alteva’s financial advisor retained in January.  Oppenheimer advised Juniper that the Company had decided to solicit proposals for the Company and that Juniper would have the opportunity to receive additional evaluation material subject to what can be described as an onerous and overreaching confidentiality agreement.  While Juniper is pleased that the Company has finally engaged an independent financial advisor, we are disappointed that the parameters of the process impose restrictions that are unfairly prohibitive of Juniper.

The confidentiality agreement proposed by Alteva imposed standstill restrictions for a three year period that would prohibit Juniper from, among other things, (i) acquiring additional shares, (ii) soliciting proxies, (iii) making stockholder proposals, (iv) making a public offer for the Company, or (v) seeking to gain influence or control of the board of directors of the Company.   As indicated above, Juniper has offered to purchase the Company for $8.00 per share and has a proxy on file with the SEC that seeks to solicit proxies, make stockholder proposals and gain influence of the board of directors.

On advice from Oppenheimer that the Company was willing to consider changes to the confidentiality agreement, and in a show of good faith, Juniper provided comments to your confidentiality agreement.  Upon receipt of a further revised draft of the agreement, we indicated our willingness to accept all of your subsequent revisions other than the proposed standstill restrictions.  Alteva has been unwilling to limit the standstill restrictions that are in direct conflict with Juniper’s current proxy on file with the SEC.

JUNIPER INVESTMENT COMPANY	Page 2

Juniper will not enter into a confidentiality agreement which would force Juniper to abandon the proposals outlined in its proxy and limit our ability to pursue alternatives that we believe protect and best serve the interests of all shareholders.  While the evaluation of strategic alternatives is ongoing, Juniper will not withdraw our nominees to the board or our proposed changes to the Company’s bylaws.

Juniper will continue to consider a possible acquisition of Alteva, whether or not it is included in the process being conducted by Oppenheimer.  From Juniper’s perspective, the only viable explanation for the board’s refusal to engage with us over the past eight months must be great confidence that this process will yield a materially higher value to shareholders than Juniper’s offer.  As your second largest shareholder, we will be very happy if this outcome is realized, but deeply concerned if it is not.

Sincerely,

/s/ John A. Bartholdson

John A. Bartholdson
Managing Member
Juniper Investment Company, LLC